Zynex Reports Fourth Quarter and Full Year 2023 Financial Results

FY 2023 Revenue Increased 17% to $184.3 Million

Company Announces Additional $20 Million Stock Repurchase Plan

ENGLEWOOD, Colo., February 29, 2024 -- Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today reported its financial and operational results for the fourth quarter and full year ended December 31, 2023 and its Board of Directors has approved an additional program to repurchase up to $20.0 million of the Company’s common stock.

Key Fourth Quarter and FY 2023 Highlights and Business Update

•	FY 2023 revenue increased 17% year-over-year to $184.3 million; Q4 2023 revenue decreased 3% year-over-year to $47.3 million due to a $6.2 million non-recurring write-off of slow collecting receivables from a prior period which are booked as a charge against revenue.
•	FY 2023 net income of $9.7 million; Diluted EPS $0.27; Q4 2023 net income of $1.2 million; Diluted EPS $0.04.
•	FY 2023 orders increased 43% year-over-year; Q4 orders increased 29% year-over-year, the highest number of orders in Company history for the seventh consecutive quarter.
•	Company record FY 2023 cash flow from operations of $17.8 million, a 29% year-over-year increase.
•	Repurchased $38.4 million of the Company’s common stock in 2023.

Management Commentary

“2023 was a year of continued execution for Zynex, underscored by record revenues and order numbers, and exciting new products and technological innovation,” said Thomas Sandgaard, President and CEO of Zynex. “A strong cadence of increasing sales and profitable growth for our pain management division delivered a 43% improvement in orders year-over-year. Our continued profitability and record positive cash flow allowed us to announce an additional $20 million share repurchase plan in the fourth quarter which is almost complete as of today. Our Board of Directors has approved an additional $20 million share repurchase plan which will commence on March 4, 2024, and terminate on the earlier of March 4, 2025, or when the $20 million limit is reached. We have repurchased $65 million of our common stock and reduced our outstanding common shares by over seven million during the last twenty-four months.

“During the fourth quarter the pain management division submitted a 510(k) application to the U.S. Food and Drug Administration (“FDA”) for the M-Wave Neuromuscular Electrical Stimulation (“NMES”) device, demonstrating our ongoing commitment to improving the lives of patients dealing with neuromuscular conditions. In February we received FDA clearance for the M-Wave, readying us to introduce this next evolution in NMES devices, allowing for more customizable treatments within clinical and home settings.

“Looking ahead into 2024, we continue to focus on new products and building on our holistic, non-invasive approach to pain management. We expect 2024 net revenue to increase approximately 22% compared to 2023. Part of our revenue growth will come from more aggressively promoting our bracing line of products as well as traction, cold/post-op and compression products. We are in a unique position to deliver solid revenue growth and profitability that allows us to invest in the business and return cash to shareholders at the same time,” concluded Sandgaard.

Fourth Quarter 2023 Financial Results

Net revenue was $47.3 million for the three months ended December 31, 2023, compared to $48.8 million in the prior year quarter. Net revenue was affected by a $6.2 million non-recurring write-off of slow collecting receivables from a prior period which are booked as a charge against revenue.

Gross profit in the quarter ended December 31, 2023, was $37.0 million, or 78% of revenue, as compared to $39.4 million or 81% of revenue, in 2022.

Sales and marketing expenses were $21.7 million for the three months ended December 31, 2023, compared to $19.2 million in the prior year period.

General and administrative expenses for the three months ended December 31, 2023, were $13.0 million, versus $10.1 million in the prior year period.

Net income for the three months ended December 31, 2023, totaled $1.2 million, or $0.04 per basic and diluted share, as compared to net income of $7.5 million, or $0.20 per basic and diluted share, in the quarter ended December 31, 2022.

Adjusted EBITDA for the three months ended December 31, 2023, was $9.9 million, as compared to $11.4 million in the quarter ended December 31, 2022.

FY 2023 Financial Results

Net revenue was $184.3 million for the year ended December 31, 2023, an increase of 17% from $158.2 million in the prior year. The growth in net revenue is primarily related to a 43% growth in device orders, which led to an increased customer base and drove higher sales of consumable supplies.

Gross profit in the year ended December 31, 2023, increased to $146.0 million, or 79% of revenue, as compared to $126.2 million or 80% of revenue, in 2022.

Sales and marketing expenses were $86.7 million for the year ended December 31, 2023, compared to $67.1 million in the prior year period.

General and administrative expenses for the year ended December 31, 2023, were $48.5 million, versus $36.1 million in the prior year period.

Net income for the year ended December 31, 2023, totaled $9.7 million, or $0.27 per basic and diluted share, as compared to net income of $17.0 million, or $0.44 per basic and diluted share, in the year ended December 31, 2022.

Adjusted EBITDA for the year ended December 31, 2023, was $22.3 million, as compared to $28.1 million in the year ended December 31, 2022.

As of December 31, 2023, the Company had working capital of $69.3 million. Cash and cash equivalents were $44.6 million at December 31, 2023. Cash flow from operations for the year ended December 31, 2023, was $17.8 million compared to $13.7 million in the year ended December 31, 2022.

The Company continued its latest stock buyback by repurchasing $14.0 million of its common stock during the fourth quarter.

The Board of Directors approved an additional $20 million share repurchase plan which will commence on March 4, 2024, and terminate on the earlier of March 4, 2025, or when the $20 million limit is reached.

The Company may repurchase stock from time to time in open market and negotiated transactions, effective immediately through the next twelve months. These transactions will be made in compliance with the SEC's Rule 10b-18, subject to market conditions, available liquidity, cash flow, applicable legal requirements, and other factors. The specific prices, numbers of shares, and timing of purchase transactions will be determined by the Company from time to time in its sole discretion. This program does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at any time, including in the event the Company would be deemed to be acquiring its shares under Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

The Company expects to finance the purchases with existing cash balances, which is not expected to have a material impact on capital levels.

Zynex, Inc. had approximately 42.0 million shares issued and 32.2 million shares outstanding as of February 29, 2024.

First Quarter and Full Year 2024 Guidance

First quarter 2024 revenue is estimated to be at least $47.5 million, an increase of approximately 13% from Q1 2023. First quarter Diluted EPS is estimated to be at least $0.03.

The Company expects 2024 net revenue of at least $227 million, a 23% increase from 2023. Diluted EPS is expected to be at least $0.50 per share, an 85% increase compared to 2023.

Conference Call and Webcast Details

Thursday, February 29, 2024, at 4:15 PM Eastern Time (1:15 PM Pacific Time)

To register and participate in the webcast, interested parties should click on the following link or dial in approximately 10-15 minutes prior to the webcast: 4Q & Full Year 2023 Webcast Link

U.S. & Canada dial-in number: 800-836-8184

International number: 646-357-8785

Non-GAAP Financial Measures

Zynex reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income/expense, stock compensation, restructuring, receivables adjustment and non-cash lease charges). Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Adjusted EBITDA can be useful for investors or lenders as an indicator of available earnings. Non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the financial information prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. our results of operations and the plans, strategies and objectives for future operations; the timing and scope of any potential stock repurchase; and other similar statements.

Words such as "anticipate," "believe," "continue," "could," "designed," "endeavor," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "seek," "should," "target," "preliminary," "will," "would" and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products; the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources; the need to keep pace with technological changes; our dependence on the reimbursement for our products from health insurance companies; our dependence on third party manufacturers to produce our products on time and to our specifications' implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy; market conditions; the timing, scope and possibility that the repurchase program may be suspended or discontinued; economic factors, such as interest rate fluctuations; and other risks described in our filings with the Securities and Exchange Commission.

These and other risks are described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statements contained in this press release represent Zynex's views only as of today and should not be relied upon as representing its views as of any subsequent date. Zynex explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Investor Relations Contact:
Quinn Callanan, CFA or Brian Prenoveau, CFA
MZ Group – MZ North America
ZYXI@mzgroup.us
+949 694 9594

ZYNEX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

(unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$44,579	$20,144
Accounts receivable, net	26,838	35,063
Inventory, net	13,106	13,484
Prepaid expenses and other	3,332	868
Total current assets	87,855	69,559

Property and equipment, net	3,114	2,175
Operating lease asset	12,515	12,841
Finance lease asset	587	270
Deposits	409	591
Intangible assets, net of accumulated amortization	8,158	9,067
Goodwill	20,401	20,401
Deferred income taxes	3,865	1,562
Total assets	$136,904	$116,466

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	8,433	5,617
Operating lease liability	3,729	2,476
Finance lease liability	196	128
Income taxes payable	633	1,995
Current portion of debt	—	5,333
Accrued payroll and related taxes	5,541	5,537
Total current liabilities	18,532	21,086
Long-term liabilities:
Long-term portion of debt, less issuance costs	—	5,293
Convertible senior notes, less issuance costs	57,605	—
Contingent consideration	—	10,000
Operating lease liability	14,181	13,541
Finance lease liability	457	188
Total liabilities	90,775	50,108

Stockholders' equity:
Common stock	33	39
Additional paid-in capital	90,878	82,431
Treasury stock, at cost	(71,562)	(33,160)
Retained earnings	26,780	17,048
Total stockholders' equity	46,129	66,358
Total liabilities and stockholders' equity	$136,904	$116,466

ZYNEX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
NET REVENUE
Devices	$16,279	$15,918	$58,822	$43,497
Supplies	31,005	32,887	125,500	114,670
Total net revenue	47,284	48,805	184,322	158,167

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue - devices and supplies	10,271	9,388	38,366	32,005
Sales and marketing	21,677	19,166	86,659	67,116
General and administrative	13,038	10,141	48,517	36,108
Total costs of revenue and operating expenses	44,986	38,695	173,542	135,229

Income from operations	2,298	10,110	10,780	22,938

Other income (expense)
Gain on sale of fixed assets	—	—	39	—
Gain (loss) on change in fair value of contingent consideration	(1)	(300)	2,854	(300)
Interest expense, net	(366)	(95)	(1,094)	(440)
Other income (expense), net	(367)	(395)	1,799	(740)

Income from operations before income taxes	1,931	9,715	12,579	22,198
Income tax expense	716	2,263	2,847	5,150
Net income	$1,215	$7,452	$9,732	$17,048
Net income per share:
Basic	$0.04	$0.20	$0.27	$0.44
Diluted	$0.04	$0.20	$0.27	$0.44
Weighted average basic shares outstanding	33,595	37,236	35,555	38,467
Weighted average diluted shares outstanding	34,013	37,960	36,142	39,127

ZYNEX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

(unaudited)

	For the Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,732	$17,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,684	2,197
Amortization	1,536	930
Non-cash reserve charges	(91)	82
Stock-based compensation	2,296	2,342
Non-cash lease expense	904	800
Benefit for deferred income taxes	(2,303)	(851)
Gain on change in fair value of contingent consideration	(2,854)	300
Gain on sale of fixed assets	(39)	—
Change in operating assets and liabilities:
Short-term investments	(190)	—
Accounts receivable	8,225	(6,430)
Prepaid and other assets	(1,150)	(180)
Accounts payable and other accrued expenses	269	1,834
Inventory	(1,445)	(4,320)
Deposits	182	(6)
Net cash provided by operating activities	17,756	13,746

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,206)	(418)
Purchase of short-term investments	(9,810)	—
Maturity of short-term investments	10,000	—
Proceeds on sale of fixed assets	50	—
Net cash used in investing activities	(966)	(418)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance lease obligations	(128)	(118)
Cash dividends paid	(3)	(3,613)
Purchase of treasury stock	(37,924)	(26,426)
Proceeds from issuance of convertible senior notes, net of issuance costs	57,018	—
Proceeds from the issuance of common stock on stock-based awards	86	46
Principal payments on long-term debt	(10,667)	(5,333)
Taxes withheld and paid on employees' equity awards	(737)	(352)
Net cash provided by (used in) financing activities	7,645	(35,796)

Net increase (decrease) in cash	24,435	(22,468)
Cash at beginning of period	20,144	42,612
Cash at end of period	$44,579	$20,144

ZYNEX, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(AMOUNTS IN THOUSANDS)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA:
Net income	$1,215	$7,452	$9,732	$17,048
Depreciation and Amortization*	423	423	1,660	1,648
Stock-based compensation expense	676	640	2,296	2,342
Interest expense and other, net	366	95	1,055	440
Change in value of contingent consideration	1	300	(2,854)	300
Non-cash lease expense **	362	183	1,340	1,165
Non-cash receivables adjustment ***	6,183	—	6,183	—
Income tax expense	716	2,263	2,847	5,150
Adjusted EBITDA	$9,942	$11,356	$22,259	$28,093
% of Net Revenue	21%	23%	12%	18%

* Depreciation does not include amounts related to units on lease to third parties which are depreciated and included in cost of goods sold.
** Amount expensed under building lease agreements in excess of cash payments due to abated rent.
*** Amount of non-recurring reduction in net revenue, related to slow collecting receivables.